Exhibit 99.1



         Zumiez Inc. Announces Record Fiscal 2007 First Quarter Results

                Q1-07 Net Sales Increased 44.0% to $68.8 Million;
            Comparable Store Sales Increased 11.3% in First Quarter;
                      Q1-07 Diluted EPS Up 50.0% to $0.06;
          Company Reiterates Fiscal 2007 EPS Guidance of $0.94 to $0.96



    EVERETT, Wash.--(BUSINESS WIRE)--May 23, 2007--Zumiez Inc.
(NASDAQ: ZUMZ) today reported results for the first quarter ended May
5, 2007.

    Total net sales for the first quarter (13 weeks) ended May 5, 2007 increased by 44.0% to $68.8 million from $47.8 million reported in the first quarter (13 weeks) of the prior fiscal year. The company posted net income for the quarter of $1.6 million or $0.06 per diluted share versus $1.1 million or $0.04 per diluted share in the first quarter of the prior fiscal year. Comparable store sales increased 11.3% for the first quarter of fiscal 2007 compared to a 19.7% increase in the first quarter of fiscal 2006.

    Rick Brooks, President and Chief Executive Officer of Zumiez Inc., stated, "With strong increases in sales and earnings, we are pleased with our first quarter operating results and are confident that we are well positioned for another great year at Zumiez. We opened 19 new stores in the first quarter, accelerating our store openings from prior years. We remain on track to open 50 new stores in fiscal 2007, most of which will be opened by the end of the third quarter."

    2007 Outlook

    The company remains focused on its long-term financial targets of comparable store sales growth in the mid single digit range, net square footage expansion of approximately 20%, and diluted EPS growth in excess of 30%. As such, the company is reaffirming its previous guidance for fiscal 2007 of $0.94 to $0.96 in diluted earnings per share. Weighted average diluted shares for the fiscal year are expected to be approximately 29,500,000.

    In putting forth this outlook, the company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends and consumer preferences, boardsports popularity and participation rates, general economic conditions and the impact of other business variables and risks.

    A conference call will be held today to discuss first quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (800) 591-6945 followed by the conference identification code of 27106145.

    About Zumiez Inc.

    Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of May 5, 2007 we operate 254 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

    Safe Harbor Statement

    Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-K for the year ended February 3, 2007 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



                             ZUMIEZ INC.
                    CONDENSED STATEMENT OF INCOME
           (in thousands, except share and per share data)
                             (Unaudited)

                                              Three Months Ended
                                         -----------------------------
                                          May 5, 2007   April 29, 2006
                                         -------------- --------------
Net sales                                 $     68,791   $     47,785
Cost of goods sold                              46,976         32,519
                                         -------------- --------------
Gross profit                                    21,815         15,266

Selling, general and administrative
 expenses                                       19,632         13,796
                                         -------------- --------------
Operating profit                                 2,183          1,470

Interest income, net                               426            352
Other income (expense), net                         (1)            --
                                         -------------- --------------
Earnings before income taxes                     2,608          1,822

Provision for income taxes                         991            713
                                         -------------- --------------
Net income                                $      1,617   $      1,109
                                         ============== ==============

Basic net income per share                $       0.06   $       0.04
                                         ============== ==============

Diluted net income per share              $       0.06   $       0.04
                                         ============== ==============

Weighted average shares outstanding,
 Basic                                      27,975,278     27,272,799

Weighted average shares outstanding,
 Diluted                                    29,008,312     28,631,942




                             ZUMIEZ INC.
                       CONDENSED BALANCE SHEETS
                 (in thousands, except share amounts)
                             (Unaudited)

                                       May 5,   February 3, April 29,
                                        2007       2007        2006
                                      --------- ----------- ----------

               Assets
Current assets
Cash and cash equivalents             $  5,827   $   8,161  $   1,770
Marketable Securities                   32,144      43,816     36,254
Receivables                             10,980       5,223      3,869
Inventory                               50,285      42,157     38,095
Prepaid expenses and other               3,603       3,593        336
Deferred tax assets                      1,619       1,551      1,093
                                      --------- ----------- ----------
  Total current assets                 104,458     104,501     81,417

Leasehold improvements and equipment,
 net                                    55,474      49,889     37,415
Goodwill                                12,904      12,904         --
                                      --------- ----------- ----------
  Total long-term assets                68,378      62,793

  Total assets                        $172,836   $ 167,294  $ 118,832
                                      ========= =========== ==========

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $ 28,430   $  24,164  $  21,161
Book overdraft                           2,756       6,083         --
Accrued payroll and payroll taxes        3,750       4,784      3,311
Income taxes payable                        --       6,598         71
Current portion of deferred rent and
 tenant allowances                       1,584       1,377        978
Other accrued liabilities                6,227       6,566      7,359
                                      --------- ----------- ----------
  Total current liabilities             42,747      49,572     32,880

Long-term deferred rent and tenant
 allowances, less current portion       14,084      12,069      8,186
Deferred tax liabilities                   227         841      1,252
                                      --------- ----------- ----------
  Total long-term liabilities           14,311      12,910      9,438

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 40,000,000 shares authorized; none
 issued and outstanding
Common stock, no par value,
 100,000,000 shares authorized;
 28,381,694 shares issued and
 outstanding at May 5, 2007 and
 27,880,512 shares issued and
 outstanding at February 3, 2007 and
 shares 27,357,481 issued and
 outstanding at April 29, 2006.         54,657      45,311     36,780
Accumulated other comprehensive
 (loss)                                    (11)        (14)       (33)
Retained earnings                       61,132      59,515     39,767
                                      --------- ----------- ----------
  Total shareholders' equity           115,778     104,812     76,514

  Total liabilities and shareholders'
   equity                             $172,836   $ 167,294  $ 118,832
                                      =========   =========  =========




                             ZUMIEZ INC.
                         CONDENSED CASH FLOWS
                            (in thousands)
                             (Unaudited)

                                               Three Months Ended
                                           ---------------------------
                                           May 5, 2007  April 29, 2006
                                           ------------ --------------
Cash flows from operating activities
Net income                                  $    1,617     $    1,109
Adjustments to reconcile net income to net
 cash provided by operating activities
Depreciation                                     3,220          2,259
Deferred tax expense                              (682)          (436)
Stock compensation expense                       1,042            337
Loss on disposal of assets                          11              1
Excess tax benefit from stock options           (7,247)            --
Changes in operating assets and
 liabilities
  Receivables                                   (5,757)          (123)
  Inventory                                     (6,331)        (8,370)
  Prepaid expenses                                 (10)           375
  Trade accounts payable                         2,469          3,371
  Accrued payroll and payroll taxes             (1,034)        (1,077)
  Income taxes payable                             649         (3,238)
  Other accrued liabilities                       (338)         2,981
  Excess tax benefit on stock options               --            972
  Deferred rent                                   (352)            19
                                           ------------ --------------
Net cash used in operating activities          (12,743)        (1,820)
                                           ------------ --------------

Cash flows from investing activities
Additions to leasehold improvements and
 equipment                                      (6,197)        (3,546)
Purchases of marketable securities             (24,876)       (36,242)
Sales and maturities of marketable
 securities                                     36,506         38,201
                                           ------------ --------------
Net cash provided by (used in) investing
 activities                                      5,433         (1,587)
                                           ------------ --------------

Cash flows from financing activities
Change in book overdraft                        (3,327)            --
Proceeds from exercise of stock options          1,056            440
Excess tax benefit from stock options            7,247             --
                                           ------------ --------------
Net cash provided by financing activities        4,976            440
                                           ------------ --------------

Net decrease in cash and cash equivalents       (2,334)        (2,967)
Cash and cash equivalents, Beginning of
 period                                          8,161          4,737
                                           ------------ --------------
Cash and cash equivalents, End of period    $    5,827     $    1,770
                                           ============ ==============

Supplemental disclosure of cash flow
 information
Cash paid during the period for interest    $        1     $       --
Cash paid during the period for income
 taxes                                           7,020          3,497
----------------------------------------------------------------------



    CONTACT: Investor:
             Integrated Corporate Relations
             David Griffith/Chad Jacobs, 203-682-8200